Exhibit 23(a)

               Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-9798) pertaining to the Amoco Fabrics and Fibers Company Salaried 401(k) Savings Plan of BP Amoco p.l.c. of our report dated June 16, 1999, with respect to the financial statements of the Amoco Fabrics and Fibers Company Salaried 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




                              Ernst & Young LLP
Chicago, Illinois
June 23, 1999

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